Combining SNS01-T with Bortezomib Significantly Increases Its

Effectiveness in Model of Multiple Myeloma

BRIDGEWATER, N.J. (September 10th, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE MKT: SNT) announced today that the combination of bortezomib (the active component of VELCADE® marketed by Millennium, The Takeda Oncology Company) and SNS01-T, the subject of Senesco’s on-going multiple myeloma clinical study, performs significantly better than either treatment alone in mouse xenograft models.

“We are very pleased to have shown that SNS01-T enhances the ability of bortezomib to inhibit tumor growth in the mouse model and could be a way to lower the dose and reduce the severity of treatment-related side effects of bortezomib ,” said Leslie J. Browne, Ph.D., President and CEO of Senesco. Dr. Browne added, “Since treatment increasingly involves combination therapy, it is important that SNS01-T works well when added to current multiple myeloma drugs.”

Mice implanted in the flank with human myeloma RPMI 8226 cells were treated with SNS01-T (0.375 mg/Kg IV), one of two different dose levels of bortezomib (0.2, 0.5 mg/Kg IP) alone or in combination with SNS01-T (0.375 mg/Kg IV). SNS01-T and bortezomib were administered twice weekly for 6 weeks. The study used an inactive nanoparticle as the control. SNS01-T monotherapy achieved 59% tumor growth inhibition, which exceeded that of bortezomib alone at either the 0.2 mg/kg dose (22% inhibition) or at 0.5 mg/kg (39 % inhibition). However, the combination of SNS01-T with 0.5 mg/kg of bortezomib resulted in 89 % tumor inhibition which was significantly more effective than either SNS01-T or bortezomib alone.

The Company recently reported that the combination of SNS01-T with lenalidomide (the active component of REVLIMID® marketed by Celgene Corporation, also a leading treatment for multiple myeloma), strongly inhibited human multiple myeloma tumor growth during 6 weeks of treatment in mice and resulted in no regrowth of tumors after an additional 8 weeks without further treatment.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company:

Senesco Technologies, Inc.

Leslie J. Browne, Ph.D.

President & CEO